Exhibit 10.2
EXECUTION COPY
[Pegasus Capital Advisors, L.P. Letterhead]
July 25, 2008
Lighting Science Group Corporation
2100 McKinney Avenue
Dallas, TX 75201
Attention:
LIGHTING SCIENCE GROUP CORPORATION LOAN GUARANTY
Transaction Fee and Expense Fee Side Letter
Ladies and Gentlemen:
     Reference is made to the form of Guaranty (including the exhibit and other attachments thereto, the “Guaranty”) contemplated to be entered into among BMO Capital Markets Financing, Inc., Bank of Montreal (together with BMO Capital Markets Financing, Inc., the “Lenders”) and Pegasus Partners IV, L.P. (“Pegasus”), an affiliate of Pegasus Capital Advisors, L.P. (“PCA” or “us”), pursuant to which Pegasus guarantees to the Lenders the full payment of a loan agreement (the “Loan Agreement”) between the Lenders and Lighting Science Group Corporation (the “Company” or “you”). PCA and you have agreed to execute this side letter (this “Side Letter”) in anticipation of the execution of the Guaranty and Loan Agreement (together, the “Transaction”).
1. Transaction Fee.
     Upon closing of the Transaction, you agree to promptly pay PCA a nonrefundable transaction fee in the amount of $150,000 in consideration for the arrangement of financing by PCA and the structuring by PCA of the transactions contemplated by, and the negotiation by PCA of, the Asset Purchase Agreement by and among LLI Acquisition, Inc., Lighting Science Group Corporation, Lamina Lighting Incorporated and the Stockholders signatory thereto.
2. Expense Fee.
     Upon closing of the Transaction, you agree to promptly pay PCA a nonrefundable expense fee in the amount of $100,000.
3. Assignments.
     The Company shall not assign its commitment under this Side Letter without the written consent of PCA. This Side Letter shall be binding upon and inure to the benefit of the parties and their permitted assigns and successors-in-interest.
4. Amendments.
     No provision of this Side Letter may be waived or amended except in a written instrument signed by PCA, on the one hand, and the Company, on the other hand.

5. Miscellaneous.
     This Side Letter may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     Each of the parties to this Side Letter shall execute such documents and perform such further acts as may be reasonably required or necessary to carry out or to perform the provisions of this Side Letter.
     This Side Letter shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law thereof. Each party hereby waives all right to a trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Side Letter. Each party hereto irrevocably submits to the exclusive jurisdiction of any New York state or federal court in any action or proceeding arising out of or relating to this Side Letter, and hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such a New York state or federal court. Each party irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Each party irrevocably consents to the service of any and all process in any such action, suit or proceeding by the delivery of such process to such party at the address set forth on the first page of this Side Letter.
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If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, where upon this Side Letter shall become a binding agreement between us and you.

Very truly yours,

PEGASUS CAPITAL ADVISORS, L.P.

By	/s/ Steven Wacaster
Name: Steven Wacaster
Title: Vice President
Pegasus/LSGC Side Letter Signature Page

Accepted and agreed to as of
the date first above written:
LIGHTING SCIENCE GROUP CORPORATION.

By	/s/ Stephen Hamilton
Name:
Title:
Pegasus/LSGC Side Letter Signature Page